EXHIBIT 23.1

                           MICHAEL JOHNSON & CO., LLC
                            9175 EAST KENYON AVENUE
                                   SUITE 100
                            DENVER, COLORADO 80237
                                (303) 796-0099



 U.S. Securities and Exchange Commission
 Division of Corporations Finance
 450 Fifth Street, N.W.
 Washington, DC  20549

                         CONSENT OF INDEPENDENT AUDITOR

         As independent certified accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2004 in Bio-American Capital Corporation's Form 10-KSB, for the fiscal years ended December 31, 2003 and 2002 and to all references to our firm included in this Registration Statement.


 /s/ Michael Johnson & Co., LLC
 ------------------------------
 MICHAEL JOHNSON & CO., LLC
 Denver, Colorado


 February 24, 2004